Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT



         We consent to the use in this Registration Statement on Form SB-2 of our report dated March 15, 2002, relating to the financial statements of Sense Holdings, Inc. and Subsidiary as of December 31, 2001 and 2000 and for the years then ended, and the reference to our firm under the caption "Experts" in this Registration Statement.


                                            /s/ Feldman Sherb & Co., P.C.
                                            FELDMAN SHERB & CO., P.C.
                                            Certified Public Accountants

New York, New York
April 12, 2002